                                      UCFC                        EXHIBIT 20.2
                                UCFC LOAN TRUST
                                 SERIES 1996-A
                               RESERVE FUND TRUST
                        STATEMENT TO CERTIFICATEHOLDERS

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                                                 DISTRIBUTIONS IN DOLLARS
                              PRIOR                                                                              CURRENT
             ORIGINAL     PRINCIPAL                                             REALIZED          DEFERRED     PRINCIPAL
CLASS      FACE VALUE       BALANCE      INTEREST      PRINCIPAL      TOTAL       LOSSES          INTEREST       BALANCE
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A                0.00          0.00          0.00           0.00       0.00         0.00              0.00          0.00
B                0.00          0.00          0.00           0.00       0.00         0.00              0.00          0.00







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TOTALS           0.00          0.00         0.00           0.00        0.00        0.00              0.00           0.00
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                             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                             PASS-THROUGH
                                                                                                           RATES
                                  PRIOR                                               CURRENT
                              PRINCIPAL                                             PRINCIPAL
  CLASS        CUSIP            BALANCE      INTEREST     PRINCIPAL       TOTAL       BALANCE      CURRENT          NEXT
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A                              0.000000      0.000000     0.000000     0.000000      0.000000    0.000000%     0.000000%
B                              0.000000      0.000000     0.000000     0.000000      0.000000    0.000000%     0.000000%






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SELLER:                            UCFC Acceptance Corporation          ADMINISTRATOR:                  Vince Valdes
SERVICER:                     United Companies Lending Corporation                                 Bankers Trust Company
LEAD UNDERWRITER:                  UCFC Acceptance Corporation                                          3 Park Plaza
RECORD DATE:                            November 29, 1996                                             Irvine, CA 92714
DISTRIBUTION DATE:                      December 16, 1996               FACTOR INFORMATION:            (800) 735-7777
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                                      (C) COPYRIGHT 1996 Bankers Trust Company